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                                                                   EXHIBIT 10.36

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                                     BETWEEN
        INTERNET TELEMETRY CORP. AND WORLD WIRELESS COMMUNICATIONS, INC.

This Agreement is made and entered into as of this 7th day of August, 2000, by and between Internet Telemetry Corp. an Oklahoma corporation with offices at 403
S. Cheyenne, Tulsa, Oklahoma 74103 ("ITC") and World Wireless Communication, Inc., a Nevada Corporation with offices at 5670 Greenwood Plaza Blvd., Ste 340, Englewood, Colorado 80111 ("WWC") for the benefit of the parties and their respective parents and subsidiaries, all of whom shall be deemed to be direct or (unless and to the extent specifically and clearly stated otherwise) express third-party beneficiaries of this Agreement.

                                    RECITALS

A. Williams Wireless, Inc., dba Williams Telemetry (WT), a wholly-owned subsidiary of Williams Communications, Inc. and WWC heretofore entered into and were parties to various agreements, including but not limited to: a "Technical Development and Marketing Alliance Agreement" ("TDMA") dated September 26, 1997, and as thereafter amended and restated, and various, separate, "Commercial Services Agreements" ("CSAs") for engineering and/or manufacturing services, under which each party had or maintained certain rights or obligations relative to the other, in connection with WWC's development and manufacture of certain product or products for WT , and WT agreement to purchase said products and other WWC products and services. Such agreements contained certain provisions barring or restricting competitive activities between the parties.

B. On March 8, 2000, ITC acquired substantially all of the assets and business of WT and as part of the transaction the TDMA and the CSA's between WT and WWC were assigned and transferred to ITC.

C. ITC believes and has claimed that WWC, directly or through its subsidiary, X-tra Web, Inc., is promoting or marketing technology, products or services in areas or telemetry markets in which ITC claims that WWC and its subsidiaries are restricted by prior agreements from conducting business or otherwise competing with ITC, which claims are denied by WWC and are thus disputed.

D. The parties find it to be in their mutual best interest to resolve the disagreements and disputes between them and to dissolve all prior contractual relationships and for that reason have entered into this Settlement Agreement and Mutual Release.

NOW, THEREFORE, for good and valuable consideration, including the covenants and undertakings herein, the sufficiency of which is expressly acknowledged, the parties agree as follows:

1. GRANT OF LICENSE. WWC grants to ITC, and ITC accepts from WWC, a perpetual, non-exclusive, irrevocable and non-cancellable, royalty-free, world wide license to manufacture, directly or through others, and to use and/or sell, as a component of ITC's telemetry systems or products, WWC's MicroHopper radio, as presently configured ("Licensed Product"), described as follows: a spread spectrum based packet data radio that performs two tasks, (a) it takes data input through a serial port and immediately, with no storage or processing, transmits the data, and (b) it receives radio packet data and outputs it to the serial port, with no storage or processing taking place. In connection therewith, WWC shall furnish to ITC all design and manufacturing data for the Licensed Product, as of the date of this agreement, necessary and adequate for ITC to use and to modify the Licensed Product as described herein. Design and manufacturing data includes, but is not limited to, schematics, bills of materials, software source code, firmware source code and other design documents and engineering documents, parts lists, assembly instructions, test data and users guides. The license granted hereunder is subject to the following limitations and restrictions:

         a. ITC shall have rights to manufacture, contract for the manufacture, use and sell the Licensed Product to third-party customers, directly or through ITC's distribution system, only with and incorporated into ITC's telemetry systems or products.


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         b. ITC shall have no rights to use or sell (by sublicense or otherwise)
the Licensed Product as a stand-alone radio module or product or to manufacture or contract for the manufacture of the Licensed Product for such purposes.

         c. ITC shall have rights to modify, enhance, supplement or redesign the Licensed Product as it may wish or find necessary or appropriate for its telemetry systems business. In exercising its rights herein to modify, improve, enhance, supplement, redesign or change the Licensed Product, ITC may create one or more "substantial modifications" to the Licensed Products. A"substantial modification" shall be deemed to mean, among other things, the addition of electronic components and/or software to add data storage and processing capability to the Licensed Product such that the resulting substantially modified product is capable of performing functions beyond the nature of WWC's unmodified Licensed Product. Any ITC product resulting from or based on these substantial modifications to the unmodified Licensed Product shall thereafter no longer be deemed the Licensed Product and will be owned solely by ITC for their exclusive use and shall not be subject to this Agreement. Any modifications, enhancements and redesigns that do not result in substantial modifications will continue to be deemed the Licensed Product and shall be subject to the license granted hereunder.

         d. ITC shall also have the right to investigate and analyze the design of the Licensed Product and derive and use, without restriction or cost, any engineering concept, design or function it uncovers as a result. ITC shall also have the right, without restriction and cost, to use any software code, concept, process or algorithm it uncovers in the course of said analysis of the Licensed Product. Any ITC product that uses any information so derived will be the exclusive property of ITC and will not be subject to this agreement or to any other restriction of any form.

         e. WWC represents and warrants to ITC the following:

            i) WWC owns all rights in and to the Licensed Product and has the complete power and authority to execute and deliver this Agreement and grant the license and rights hereunder to ITC.

            ii) The execution and delivery of this Agreement and the grant of the license and other rights hereunder to ITC will not result in a breach of any agreement to which WWC is a party or which covers or effects the Licensed Product.

            iii) WWC's use and manufacture of the Licensed Product and the granting of rights under this Agreement to ITC and ITC's use of the Licensed Product as authorized in this Agreement does not and will not infringe on or breach the rights of any other party with respect to the Licensed Product, any part thereof or otherwise.

            iv) Any change in the ownership of or rights in or to the Licensed product shall provide for the continuing validity of this License Agreement v) The design of the Licensed Product, its use as intended hereunder and any technology incorporated into the Licensed Product does not infringe on the rights of any party.

         f. WWC warrants that the design and manufacturing specifications and data relating to the Licensed Product and furnished to ITC upon the execution hereof are and will be complete and current as of the date of this Agreement. WWC GIVES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FUNCTION.

         g. WWC will provide to ITC, over a period of not longer than one year, up to eight (8) hours of technical instruction and bug fixes in connection with the Licensed Product. WWC shall not provide, nor shall it be required to provide, to ITC, any technical support for the Licensed Product beyond that set forth in this subparagraph.

         h. ITC shall hold WWC harmless against and in respect to any and all claims, damages, losses, costs, expenses, obligations, liabilities, actions, suits, including interest and penalties, reasonable attorney's fees and costs and all amounts paid in settlement of any claim, action or suit that may be asserted against WWC or that WWC may incur or suffer that arise out of, result from or relate to (a) ITC's breach of any term, condition or restriction of this paragraph 1 hereunder; (b) any claim of any nature whatsoever brought by any customer of ITC or any third person or entity who may suffer damages of any sort as a direct or indirect result of ITC's activities or those of ITC's


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resellers or agents relating to or in connection with the Licensed Product or
(d) any claims of infringement that arise out of, result from or relate to any modification, redesign, enhancement or misuse of the Licensed Product or its combination with ITC' products or systems.

         i. WWC shall and does hereby indemnify and hold ITC harmless against and with respect to any and all claims, damages, losses, costs, expenses, obligations, liabilities, actions, suits, including interest and penalties, reasonable attorney's fees and costs and all amounts paid in settlement of any claim, action or suit that may be asserted against ITC or that ITC may incur or suffer that arise out of, result from or relate to (a) WWC's breach of any term, condition or restriction of this Agreement; (b) any claim of any nature whatsoever brought by any party who may suffer damages of any sort as a result of WWC's execution and delivery of this Agreement; or (c) any claim of infringement that arises out of or results from WWC's development, use, manufacture, license or sale of the Licensed Product or any technology that is a part thereof.

         j. The license granted to ITC hereunder is and shall be irrevocable and non-cancellable. In any judicial, administrative or arbitration action to enforce the terms of section 1, a or 1,b of this Agreement, or in any other action whereby WWC or any other party seeks to cancel, revoke, terminate or restrict the license granted hereunder, the sole and exclusive remedy shall be injunctive relief to restrict ITC from selling the Licensed Product as a stand-alone radio module or product.

2. ITC'S RIGHTS TO RESELL WWC'S PRODUCTS. WWC hereby grants ITC the right to resell the products developed and sold by WWC and its subsidiary X-Tra Web. ITC agrees to abide by the terms of WWC's standard reseller's agreement which WWC offers other reseller organizations, such terms to include provisions such as adequate and timely marketing and product support, appropriate confidentiality, provisions to guarantee timely product delivery, grants to use copyrights and trademarks, advanced notification of product releases, escrow of software source code and hardware engineering documents. Said resellers agreement will grant ITC the non-exclusive right to resell WWC's or X-traWeb's products worldwide into any market or application and to any customer ITC desires, providing (1) that the customer is not actively already buying, or in the buying cycle, the same products from WWC or X-TraWeb or an authorized WWC or X-TraWeb Reseller; and (2) that WWC or X-TraWeb have not granted exclusive rights to other qualified resellers in that market or application prior to the date of this Agreement. All such exclusions and exceptions shall be identified in the reseller agreement to be executed between the parties. Said resellers agreement will not include any provision requiring ITC to order any minimum quantities of WWC's or X-traWeb's products and will stipulate that ITC is to receive "Most-Favored-Nations" pricing from WWC or X-Tra Web. Said resellers agreement is to be completed within 90 days after execution of this agreement.

3. WWC'S RIGHTS TO RESELL ITC'S PRODUCTS. ITC hereby grants WWC the right to resell its standard product line in accordance with ITC's standard resellers agreement as offered to other resellers. Once WWC and ITC sign ITC's resellers agreement, WWC's rights and obligations as a reseller will be governed by the terms of said agreement. WWC's right to resell ITCs products can be terminated in accordance to the terms of ITC's standard resellers agreement. Said resellers agreement is to be completed within 90 days after execution of this agreement.

4. MUTUAL TERMINATION OF AGREEMENTS. The parties agree that all agreements between them, prior to the date hereof, including all agreements that limit, restrict or may be deemed in any way to limit or restrict the parties' respective rights to compete or sell their respective products or services in any market, shall be deemed to be fully satisfied and mutually terminated.

5. WWC WAIVER AND RELEASE. WWC waives and releases ITC, its stockholders, parent company and all subsidiaries and affiliate companies and their respective officers, directors, employees, agents and attorneys from any and all claims, rights, actions, causes of action which exists or might exist under any facts as of the date hereof, whether or not known or discovered, and other than those rights that arise specifically under this Agreement.

6. ITC WAIVER AND RELEASE. ITC waives and releases WWC and all subsidiaries, including but not limited to X-tra Web, Inc., their officers, directors, employees, agents and attorneys from any and all claims, rights, actions,


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causes of action which exists or might exist under any facts as of the date hereof, whether or not known or discovered, and other than those rights that arise specifically under this Agreement.

7. JURISDICTION AND APPLICABLE LAW. This Agreement will governed by the laws of the State of Oklahoma, and any lawsuit hereunder shall be brought only in a federal or state court of competent jurisdiction in the State of Oklahoma, whichever state is the domicile of the party against whom action is first brought. Both parties hereby submit to the personal jurisdiction of said courts for said purpose.

8. ALTERNATIVE DISPUTE RESOLUTION. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement within sixty (60) days by negotiations between senior executives of the parties who have settlement authority and who do not have direct responsibility for the administration of this Agreement.

The disputing party shall give the other party written notice of the dispute in accordance with the notice provision of this Agreement. The other party shall submit a response within twenty (20) days after receiving said notice. The notice and response shall include (a) a summary of the partys position and a summary of the evidence and arguments supporting its position, and (b) the name of the executive who will represent the party. The executives shall meet at a mutually acceptable time and place within thirty (30) days of the disputing partys notice and thereafter as often as they deem reasonably necessary to resolve the dispute.

If the matter has not been resolved within sixty (60) days of the disputing partys notice, either party may initiate other means of alternative dispute resolution of the controversy in accordance with the appropriate rules and procedures of the Center for Public Resources or American Arbitration Association or pursue its rights and remedies within a court of competent jurisdiction.

9. This Agreement shall bind and inure to the benefit of each of the parties hereto and their respective successors and assigns. Either party may assign this Agreement and the rights and obligations hereunder at any time without the consent of the other party hereto.

10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior proposals, written or oral, and may not be supplemented or modified by any course of dealing or usage of trade. This Agreement may be amended or modified only by a writing signed by each party.

11. SEVERABILITY. If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated. The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

12. RELATIONSHIP OF PARTIES. Each party is an independent contractor and this Agreement shall not be construed to create a relationship of partners, brokers, employees, servants or agents between the parties. The relationship between WWC and ITC relative to the Licensed Product and any use of that product by ITC is that of Licensor and Licensee.

13. HEADINGS. The headings provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.

14. SCOPE OF AGREEMENT. Each of the parties hereto acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement regarding the subject matter and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and all other communications between the parties relating thereto. This Agreement may be amended only by a writing that refers specifically to this Agreement and is signed by both parties.

WHEREFORE, the parties have entered into this Agreement as of the date first set forth above.


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INTERNET TELEMETRY CORP.                WORLD WIRELESS COMMUNICATIONS, INC

By:                                     By:

Name:    Jim Cunningham                 Name:    Donald I. Wallace

Title:   President                      Title:   Executive Vice President



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